UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2012

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2012, Katy Industries, Inc. (the “Company”) and Glit/Gemtex, Ltd, a corporation incorporated under the laws of the Province of Ontario (“Gemtex”) an indirect wholly owned subsidiary of the Company, entered into an agreement pursuant to which certain assets related to the Gemtex division of the Company were sold to 2340258 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario (the “Buyer”), for $1 million, $700,000 of which will be payable in 48 monthly installments subject to certain prepayment requirements in connection with the generation of excess cash by the Buyer. The description of the purchase agreement set forth above is qualified in its entirety by the full text of that agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

The Gemtex division of the Company manufactures and distributes resin fiber discs and coated abrasive products.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated September 20, 2012 by and between Glit/Gemtex, Ltd., Katy Industries, Inc., and 2340258 Ontario Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By:	/s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date: September 26, 2012

Index of Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated September 20, 2012 by and between Glit/Gemtex, Ltd., Katy Industries, Inc., and 2340258 Ontario Inc.